Exhibit 10.6

SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS

This Settlement Agreement and Release of Claims (this “Agreement”), dated August 12, 2024 (the “Effective Date”), is entered into by and between Streeterville Capital, LLC, a Utah limited liability company (“Investor”), and NRx Pharmaceuticals, Inc., a Delaware corporation (“Company”). Each of Investor and Company is sometimes individually referred to hereinafter as a “Party” and collectively as the “Parties”. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in Section 2 of this Agreement.

A.    On November 4, 2022, Company sold and issued to Investor a certain Convertible Promissory Note in the original principal amount of $11,020,000.00 (as amended, the “Note”) pursuant to a certain Securities Purchase Agreement between Company and Investor (the “Purchase Agreement,” and together with the Note, and all other documents entered into in conjunction therewith, the “Financing Documents”).

B.      On April 23, 2024, Investor sent notice to Company accelerating the outstanding balance of the Note and demanding immediate payment in full.

C.      On April 24, 2024, Investor initiated the Utah State Litigation.

D.      On May 8, 2024, Company removed the Utah State Litigation and it became the Utah Federal Litigation.

E.      On May 21, 2024, the Parties stipulated to a stay of the Utah Federal Litigation pending arbitration and on May 22, 2024, the Court entered the Order Granting Stipulated Motion Staying Case Pending Arbitration.

F.       The Arbitration is currently in process.

G.       In order to resolve the Utah Federal Litigation, the Arbitration, and all other disputes between the Parties, in accordance with the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Incorporation of Recitals. The foregoing recitals are contractual in nature and are incorporated herein as part of this Agreement.

2.       Definitions. The following terms shall have the following meanings:

2.1.    “Arbitration” means that private arbitration commenced in Utah before David J. Jordan as the arbitrator selected by the Parties.

2.2.    “EF Hutton Transaction” means that certain investment transaction brokered by EF Hutton LLC.

2.3.    “Hope Transaction” means the transaction announced February 5, 2024, for Company to spin-off 49% of the common stock of HOPE Therapeutics, Inc., its wholly owned subsidiary, through a non-taxable dividend to current Company shareholders.

2.4.    “Restricted Issuance” means a Restricted Issuance as defined in the Purchase Agreement.

2.5.     “Settlement Amount” means $5,550,000.00.

2.6.     “Utah Federal Litigation” means the Utah State Litigation removed on May 8, 2024, to the United States District Court for the District of Utah and identified as Case No. 24-cv-330-HCN.

2.7.     “Utah State Litigation” means Civil Case No. 240903242, filed on April 24, 2024, in the Third Judicial District Court in and for Salt Lake County, State of Utah, and as amended on May 2, 2024.

3.      Settlement Payments. The Settlement Amount will be paid by Company to Investor in two installments. Within five (5) days of the Effective Date, Company shall pay Investor $2,500,000.00 (the “First Settlement Payment”). Within sixty (60) days of the Effective Date, Company shall pay Investor $3,050,000.00 (the “Second Settlement Payment”). The First Settlement Payment and the Second Settlement Payment will be made by Borrower to Investor via wire transfer of immediately available funds. In the event Company makes the First Settlement Payment but not the Second Settlement Payment, the amount of the First Settlement Payment will be used to reduce the outstanding balance of the Note and the Parties will resume the Arbitration with respect to their claims under the Financing Documents.

4.       Hope Transaction. Company covenants and agrees that it will not complete the Hope Transaction, or any similar transaction, until after it has paid Investor the full Settlement Amount. In addition, in the event Company fails to timely pay the First Settlement Payment or the Second Settlement Payment to Investor, Company covenants and agrees that it will not complete the Hope Transaction, or any similar transaction, until after it has repaid the Note in full.

5.         Stay of Arbitration. The Parties agree that upon Investor’s receipt of the First Settlement Payment, they will file a stipulated motion to stay the Arbitration for sixty (60) days following the Effective Date.

6.       Dismissals. Conditioned upon and subject to Investor’s confirmed receipt of the full Settlement Amount, and not until such time, the Parties agree to cause the Utah Federal Litigation and the Arbitration to be dismissed. Such dismissal shall be with prejudice and upon the merits and shall occur by way of mutually acceptable dismissal documents (the “Dismissal Documents”), to be appropriately executed and filed with the venue in which the Utah Federal Litigation has been filed no later than five (5) business days after Investor’s receipt of the Settlement Amount. The Parties agree that the Dismissal Documents shall have claim and issue preclusive effect on all claims and/or issues that were or could have been raised in the Utah Federal Litigation and/or the Arbitration. The Parties agree that the arbitrator who handled the Arbitration, David Jordan, shall maintain jurisdiction to the extent necessary to enforce this Agreement. The Parties further agree to cooperate with each other to the extent reasonably necessary in the drafting and filing of the Dismissal Documents and to take all reasonable additional steps necessary to effectuate the dismissal of the Utah Federal Litigation and the Arbitration.

7.           EF Hutton Transaction. Contingent upon Investor receiving the First Settlement Payment at the first closing of the EF Hutton Transaction and the first closing of the EF Hutton Transaction occurring within the five (5) days of the Effective Date, Investor: (i) consents to (a) Company entering into the definitive documentation to effect the EF Hutton Transaction (the “EF Hutton Documents”), and (b) Company consummating the EF Hutton Transaction; and (ii) waives any rights under the Financing Documents to (y) participate in the EF Hutton Transaction, and/or (z) to adjust or modify the terms of any of the Financing Documentation to correspond to terms granted in the EF Hutton Documents. The Parties agree that the EF Hutton Transaction would be considered a Restricted Issuance under the Purchase Agreement, and Investor, upon receipt of the First Settlement Payment, hereby consents to Company making such Restricted Issuance.

8.           Representations and Warranties.

8.1.         Representations and Warranties of Company. As a material inducement to Investor to enter into this Agreement, Company represents and warrants to Investor as follows:

(a)    Authority for Agreement. Company has full power, authority and legal right and capacity to enter into and perform Company’s obligations under this Agreement and each other document contemplated hereby to which Company is or will be a party and to consummate the transactions contemplated hereby and thereby. Company has approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which Company is a party have been duly executed and delivered by Company and are legal, valid and binding obligations of Company, enforceable against Company in accordance with their respective terms.

(b)    No Violation to Result. The execution, delivery and performance by Company of this Agreement and the other documents contemplated hereby and the consummation by Company of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time): (i) violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any note, debt instrument, security agreement, mortgage or any other contract to which Company is a party or by which Company is bound; or (ii) result in the creation or imposition of any encumbrance, lien, or claim, or the possibility of any encumbrance, lien or claim, or restriction in favor of any person upon the Settlement Amount or any of the properties or assets of Company.

8.2.         Representations and Warranties of Investor. As a material inducement to Company to enter into this Agreement, Investor represents and warrants to Company as follows:

(a)    Authority for Agreement. Investor has full power, authority and legal right and capacity to enter into and perform Investor’s obligations under this Agreement and each other document contemplated hereby to which Investor is or will be a party and to consummate the transactions contemplated hereby and thereby. Investor has approved this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby and has authorized the execution, delivery and performance of this Agreement and the other documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby. This Agreement and the other documents contemplated hereby to which Investor is a party have been duly executed and delivered by Investor and are legal, valid and binding obligations of Investor, enforceable against Investor in accordance with their respective terms.

(b)    No Violation to Result. The execution, delivery and performance by Investor of this Agreement and the other documents contemplated hereby and the consummation by Investor of the transactions contemplated hereby and thereby, do not and will not, directly or indirectly (with or without notice or lapse of time),violate, breach, conflict with, constitute a default under, accelerate or permit the acceleration of the performance required by any note, debt instrument, security agreement, mortgage or any other contract to which Investor is a party or by which Investor is bound

9.           Mutual Release.

9.1.    Release by Investor. Conditioned upon and subject to Investor’s receipt of the full Settlement Amount, Investor, on behalf of itself and its managers, members, officers, employees, agents, attorneys, successors and assigns, and any and all past and present such persons (collectively, the “Investor Parties”), forever relieves, releases and discharges Company and its directors, stockholders, officers, employees, agents, attorneys, successors and assigns, and any and all past and present such persons (collectively, the “Company Parties”), from any and all claims, counterclaims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses (including, but not limited to, attorneys’ fees), damages, injuries, actions and causes of actions, of whatever kind or nature, whether legal or equitable, known or unknown, suspected or unsuspected, contingent or fixed (each a “Claim”, and collectively, the “Claims”), that Investor or any of the Investor Parties may have that are based upon, relate to or arise out of the Utah Federal Litigation, the Arbitration, the Financing Documents, or any transaction contemplated by the Parties under the Financing Documents, or for any other reason, arising or accruing before the Effective Date. Such release will not apply to or affect any breach of this Agreement

9.2.    Release by Company. Company, on behalf of itself and the Company Parties, forever relieves, releases and discharges Investor and the Investor Parties, from any and all Claims that Company or any of the Company Parties may have that are based upon, relate to or arise out of the Utah Federal Litigation, the Arbitration, the Financing Documents, or any transaction contemplated by the Parties under the Financing Documents, or for any other reason, arising or accruing before the Effective Date. Such release will not apply to or affect any breach of this Agreement.

9.3.    Release Representations. Each Party hereto, for itself and on behalf of such Party’s other respective releasing parties, represents, warrants and agrees that (a) such Party hereby waives any Claims such Party has against any of the parties it is releasing hereunder, (b) such Party covenants not to institute against any of the parties it is releasing hereunder any proceeding, suit or action, at law or in equity, of whatsoever kind or nature, whether criminal or civil, or in any way to aid in or encourage the institution or prosecution thereof, for damages, expenses, compensation, injunctive relief or otherwise, arising from or based upon any Claim, (c) none of the Claims such Party is releasing and waiving hereunder have been sold, assigned or otherwise transferred or encumbered (directly or indirectly) to any person or party whatsoever, (d) such Party has the full right and power to grant, execute and deliver the full and complete release and waiver contained herein, and (e) the release made by, and the representations, warranties, and covenants of the other Parties hereto, are accepted by each Party hereto as a material inducement to entering into and consummating the transactions contemplated by this Agreement.

9.4.    Unknown Claims. Each Party hereto represents that it is not aware of any claim against or involving any Party it is releasing hereunder other than the Claims, all of which are released hereunder. Each Party hereto acknowledges that it has been advised by legal counsel and is familiar with the legal principle that provides that a general release does not extend to claims which the releasor does not know or suspect to exist in its favor at the time of executing the release, which if known by it must have materially affected its settlement with the releasee. Each Party hereto, being aware of said principle, agrees to expressly waive any rights to this effect, as well as under any other statute or common law principles of similar effect.

10.        Effect of Breach. The Parties agree that the affirmative obligations which each Party has undertaken in this Agreement are a material inducement to the other Parties entering into this Agreement. In the event of a breach of this Agreement, the breaching Party agrees that the non- breaching Party shall be entitled to temporary and permanent injunctive relief to enforce the provisions hereof, and that such relief may be granted without the necessity of proving actual damages. This provision with respect to injunctive relief shall not, however, diminish the right of the Parties to claim and recover damages, or to seek and obtain any other relief available to it at law or in equity, in addition to injunctive relief.

11.         Miscellaneous.

11.1.    No Admission of Liability. This Agreement shall not be construed as an admission by any Party of any validity or invalidity of such Party’s claims or defenses in any action or proceeding. Neither this Agreement’s terms nor the fact of this Agreement shall be offered or received in evidence or be admissible for any reason in any form in any action or proceeding in any court or tribunal (other than an action to enforce the terms hereof), or used, publicized or disclosed in any manner as an admission, concession or evidence of any liability or wrongdoing of any nature by any Party.

11.2.    Further Assurances. At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

11.3.    Arbitration. Each Party agrees that any dispute arising out of or relating to this Agreement shall be subject to the Arbitration Provisions (as defined in the Purchase Agreement) and the Arbitration.

11.4.    Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. Without modifying the Parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, each of the Parties consents to the exclusive personal jurisdiction of the federal courts whose districts encompass any part of Salt Lake County, Utah in connection with any dispute arising under this Agreement, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper. Nothing in this subsection shall affect or limit any right to serve process in any other manner permitted by law.

11.5.    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

11.6.    Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

11.7.    Successors. This Agreement shall be binding upon the Parties and their respective heirs, legal representatives, successors and assigns and shall inure to the benefit of the Parties and their respective heirs, successors and assigns.

11.8.    Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Parties to which such amendment and/or waiver applies.

11.9.    Entire Agreement. This Agreement, together with all other documents contemplated herein, constitutes the sole and entire agreement between the Parties, whether written or oral, relating to the subject matter hereof and thereof. This Agreement may only be amended by the Parties in writing.

11.10.  Expenses. Each Party shall pay its own legal fees and expenses incurred with respect to the Utah Federal Litigation, the Arbitration, the negotiation and drafting of this Agreement, and the transactions contemplated hereby.

11.11.  Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any document executed in connection herewith, the Parties agree that the prevailing party shall be entitled to an award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

11.12.    Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be delivered in accordance with the “Notices” section of the Purchase Agreement.

11.13.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11.14.    Third Party Beneficiaries. Except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties, any rights, remedies, obligations, or liabilities of any nature whatsoever.

11.15.    Voluntary Agreement. Each Party hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (a) all terms and conditions of this Agreement, (b) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (c) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by such Party (or had the opportunity to be represented by counsel). Each Party further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any Party by any other Party.

11.16.    Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

11.17.    Construction; Joint Drafting. The Parties acknowledge that they have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed consistent with the joint drafting of this Agreement by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

INVESTOR: Streeterville Capital, LLC

By:	/s/ John M. Fife
John M. Fife, President

COMPANY: NRx Pharmaceuticals, Inc.

By:	/s/ Stephen Willard
Stephen Willard, CEO

[Signature Page to Settlement Agreement and Release of Claims]